Exhibit 99.1

The Glimpse Group Provides Preliminary Unaudited Q1 Fiscal Year 2022 Strong Revenue Growth Results

Q1 FY 2022 Revenues of approximately $1.0 Million; Representing Year-over-Year Growth of approximately 300%; Core Software & Services Growth of approximately 500%

NEW YORK, NY October 14, 2021 — The Glimpse Group, Inc. (NASDAQ: VRAR) (“Glimpse” or the “Company”), a diversified Virtual Reality and Augmented Reality (“VR” and “AR”) platform company providing enterprise-focused VR and AR software & services solutions, provided preliminary revenue results for its 2022 Fiscal Year first quarter (“Q1 FY ‘22”).

Preliminary Q1 FY ‘22 Results (ending September 30, 2021)

The Company expects total revenues for Q1 FY ‘22 of approximately $1.0 million, representing a significant year-over-year increase of approximately 300% compared to revenues of approximately $0.26 million in Q1 FY ‘21. This growth was primarily organic and, on a relative year-to-year basis, was partially impacted by a delay of revenues from Q1 FY’21 to Q2 FY ‘21 due to COVID-19 constraints. The Company expects to continue its rapid organic growth in FY 2022, without taking into account additional growth driven by potential accretive acquisitions.

Core VR & AR software and services revenue (excluding project revenues) grew by approximately 500% year-over-year and represented approximately 80% of total Q1 FY ‘22 revenues, compared to approximately 50% in the prior year’s first quarter.

Final recognized revenue and any other financials are subject to review, may change and will be released with the Company’s financial statements and related quarterly report.

Management Commentary

“As previously discussed, our revenues are significant relative to the early stage of the emerging VR/AR industry, and our year-over-year revenue growth continues to demonstrate the strength of our diverse ecosystem of growing VR and AR companies”, said Lyron Bentovim, President & CEO of The Glimpse Group. “Post our July 2021 IPO, and with a strong and clean balance sheet, Glimpse is well positioned to capitalize on the significant growth opportunities in this emerging industry as the only pure play, Nasdaq listed, diversified, VR/AR software and services company.”

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ:VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “view,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg, CFA

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us